Exhibit 10.2
FOURTH AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT
     THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of October 7, 2010, is by and among Concho Resources Inc., a Delaware corporation (the “Borrower”), the Lenders party hereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Unless the context otherwise requires or unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).
WITNESSETH:
     WHEREAS, the Borrower, the Administrative Agent and the Lenders entered into that certain Amended and Restated Credit Agreement dated as of July 31, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, the Borrower has entered into an Asset Purchase Agreement with Marbob Energy Corporation (“Marbob”), Pitch Energy Corporation (“Pitch”) and other affiliates of Marbob (collectively, “Marbob Sellers” and each a “Marbob Seller”), dated as of July 19, 2010, (as amended, supplemented or otherwise modified from time to time, the “Marbob Purchase Agreement”), pursuant to which the Borrower will acquire from the Marbob Sellers certain oil, gas and other properties and related interests (the “Marbob Properties”) in exchange for cash payments of approximately $1,450,000,000 (subject to customary purchase price adjustments), the issuance to Pitch of an unsecured promissory note of Borrower in the aggregate principal amount of $150,000,000 and the issuance to Pitch of 1,103,752 shares of common stock, par value $0.001 per share, of the Borrower (the “Marbob Acquisition”);
     WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders (a) amend the Credit Agreement in certain respects, (b) agree to increase the Borrowing Base and the Aggregate Commitment to finance a portion of the Marbob Acquisition and (c) increase the Maximum Facility Amount; and
     WHEREAS, the Administrative Agent and the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to (a) amend the Credit Agreement in certain respects, (b) increase the Borrowing Base and the Aggregate Commitment to finance a portion of the Marbob Acquisition and (c) increase the Maximum Facility Amount.
     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Administrative Agent and the Lenders, hereby agree as follows:
SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 4, and in reliance on the representations,

warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.
     1.1 Additional Definitions. Section 1.01 of the Credit Agreement shall be and it hereby is amended by inserting the following definitions in the appropriate alphabetical order:
     “Fourth Amendment Effective Date” means October 7, 2010.
     “Marbob Acquisition” means the acquisition by Borrower of certain oil, gas and other properties and related interests from the Marbob Sellers pursuant to the terms of the Marbob Acquisition Documents.
     “Marbob Acquisition Documents” means the Marbob Purchase Agreement and all other assignments, agreements, certificates and other documents and instruments now or hereafter executed and delivered by, between or among the Borrower and the Marbob Sellers pursuant to the Marbob Purchase Agreement or in connection with the Marbob Acquisition.
     “Marbob Purchase Agreement” means that certain Asset Purchase Agreement by and among the Marbob Sellers and the Borrower, dated July 19, 2010, as amended, supplemented or otherwise modified from time to time.
     “Marbob Sellers” means, collectively, Marbob Energy Corporation, a New Mexico corporation, Pitch Energy Corporation, a New Mexico corporation (“Pitch”), Costaplenty Energy Corporation, a New Mexico corporation, and John R. Gray, LLC, a New Mexico limited liability company.
     “Marbob Seller Note” means that certain unsecured promissory note of Borrower issued to Pitch in the aggregate principal amount of $150,000,000, as in effect on the Fourth Amendment Effective Date and as thereafter amended, renewed, extended or otherwise modified from time to time with the consent of the Majority Lenders (except that amendments and other modifications which do not increase the principal amount thereof, increase the interest rate payable thereunder, add additional restrictive covenants or events of default or shorten the maturity date shall not require the consent of the Majority Lenders).
     “Swap Modification” means the amendment, modification, cancellation, monetization, sales, transfer, assignment, early termination or other disposition of any Swap Contract for Crude Oil or Natural Gas upon which the Lenders relied in determining the Borrowing Base.
     1.2 Amended Definitions. The following definitions set forth in Section 1.01 of the Credit Agreement shall be and hereby are amended and restated as follows:
     “Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of the participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within three Business Days of the date required to be funded by it hereunder, (b) failed to fund any portion of the Revolving Loans required to be funded by it hereunder within three Business Days of the date required to be funded by it hereunder, unless the subject of a good faith dispute, (c) notified the Borrower, the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender or the exercise of control over a Lender or Person controlling such Lender by a Governmental Authority or an instrumentality thereof.
     “Maximum Facility Amount” means, as of the Fourth Amendment Effective Date, $2,000,000,000, as such amount may be adjusted from time to time thereafter in accordance with Section 2.20.
     “Redetermination Date” means, for any Redetermination, the effective date specified in the notice of such Redetermination provided pursuant to Section 3.04.
     1.3 Replacement of Lenders. Subsection (c) of Section 2.19 shall be and it hereby is amended and restated as follows:
(c) If in connection with (i) any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of this Agreement or any other Loan Document requiring the consent of all Lenders pursuant to Section 10.01 or (ii) a proposed increase in the Borrowing Base, for which with respect to each of the foregoing clauses (i) and (ii) the consent of Required Lenders shall have been obtained, but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required for either clauses (i) or (ii) above has not been obtained or if any Lender is a Defaulting Lender; then, the Borrower may, at its sole cost and expense, elect to replace such Non-Consenting Lender or Defaulting Lender, as the case may be, as a Lender party to this Agreement in accordance with and subject to the restrictions contained in, and consents required by Section 10.06 (with the Borrower paying any applicable processing and recordation fees); provided that such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of such Lender becoming a party to any such amendment, modification, termination, increase, waiver or consent or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply or, in the case of a Defaulting Lender, such Lender is no longer a Defaulting Lender.
     1.4 Increases in Commitments and Maximum Facility Amount. The first sentence of Section 2.20 of the Credit Agreement shall be and it hereby is amended and restated as follows:
If (a) no Default or Event of Default exists as of the date of such increase or would be caused by such increase and (b) the Borrower shall concurrently pay any additional upfront fee required as a result of such increase, the Borrower may, at any time and from time to time, increase the Maximum Facility Amount to an amount not to exceed $2,300,000,000 by providing written notice of such increase to the Administrative Agent.
     1.5 Senior Notes Adjustment. Section 3.05 of the Credit Agreement shall be and it hereby is amended and restated as follows:
     3.05. Senior Notes Adjustment. Unless otherwise waived in writing by the Required Lenders, upon the incurrence of any Indebtedness under any Senior Notes permitted under Section 7.03(f) at any time and from time to time after the first Scheduled Redetermination of the Borrowing Base after the Fourth Amendment Effective Date, the Borrowing Base and the Conforming Borrowing Base then in effect shall each be reduced by the lesser of (i) $300 for every $1,000 in stated amount of such Indebtedness as of the date such Indebtedness is incurred and (ii) such other amount, if any, determined by the Required Lenders in their sole discretion prior to issuance of such Senior Notes; provided that no such adjustment shall be required with respect to any Permitted Refinancing of any such Senior Notes. For the avoidance of doubt, the stated amount of such Indebtedness that constitutes Permitted Refinancings of existing Senior Notes shall not be included for purposes of determining the reduction in the Borrowing Base and the Conforming Borrowing Base required by this Section 3.05 and only the stated amount in excess of such Permitted Refinancings shall be included in calculating the adjustment required by this Section 3.05.
     1.6 Quarterly Financial Statements. Clause (b) of Section 6.01 of the Credit Agreement shall be and it hereby is amended and restated as follows:
(b) as soon as available, but in any event within 45 days (or, with respect to the fiscal quarter ending on or about September 30, 2010, 75 days) after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended June 30, 2008) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related unaudited consolidated statement of income or operations, and the unaudited consolidated statement consolidated shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated financial statements certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and
     1.7 Indebtedness. Clause (f) of Section 7.03 of the Credit Agreement shall be and it hereby is amended and restated as follows:
(f) subject to any adjustment to the Borrowing Base and Conforming Borrowing Base required under Section 3.05, unsecured Indebtedness of the Borrower evidenced by unsecured senior notes or unsecured senior subordinated notes and Guarantees thereof in an aggregate principal amount not to exceed $800,000,000 at any time outstanding (“Senior Notes”) and any Permitted Refinancing of any Indebtedness incurred under this clause (f); provided that (i) at the time of and immediately after giving effect to each issuance of such Senior Notes or any Permitted Refinancing thereof, no Default shall have occurred and be continuing, (ii) the final stated maturity date of such Senior Notes is not earlier than the first anniversary after the Maturity Date (as in effect on the date of issuance of such Senior Notes), (iii) the non-default stated interest rate of such Senior Notes shall be consistent with market terms for issuers of similar size and credit quality at the time of issuance, (iv) no scheduled principal amortization is required under such Senior Notes prior to the stated maturity of such Senior Notes and (v) such Senior Notes are evidenced by an indenture and related documents containing terms and conditions, covenants and events of default that are customary for similar notes and that are, in each case, reasonably satisfactory to the Administrative Agent.
     1.8 Marbob Seller Note. Section 7.03 of the Credit Agreement shall be and it hereby is amended by (a) deleting the “and” at the end of clause (e) thereof, (b) deleting the period at the end of clause (f) thereof and substituting in lieu thereof the phrase “; and” and (c) adding a new clause (g) to the end thereof to read as follows:
     (g) Indebtedness under the Marbob Seller Note in an aggregate principal amount not to exceed $150,000,000 at any time outstanding.
     1.9 Dispositions and Swap Modifications. The initial phrase of Section 7.05 and clauses (a), (b) and (c) of Section 7.05 of the Credit Agreement shall be and they hereby are amended and restated as follows:
7.05 Dispositions. Make any Disposition or Swap Modification or enter into any agreement to make any Disposition or Swap Modification, except:
     (a) Dispositions permitted by Section 7.04;
     (b) Dispositions of Borrowing Base Properties and Swap Modifications made between Scheduled Redeterminations, provided that the present value of such Dispositions discounted at 10%, as determined in the most recent Engineering Report, plus the economic effect (as determined by the Administrative Agent) of such Swap Modifications on the Borrowing Base most recently determined do not exceed, in the aggregate for the Borrower and its Restricted Subsidiaries taken as a whole, 5% of the Borrowing Base most recently determined;
     (c) Subject to Section 2.11(b), any other Disposition of Borrowing Base Properties or Swap Modifications, provided that:
     (i) at the option of the Required Lenders, (a) Administrative Agent shall reduce the Borrowing Base by the Engineered Value attributed by Required Lenders to such Borrowing Base Properties at the time of the last Borrowing Base Redetermination and the economic effect of such Swap Modifications, as the case may be, or (b) the Lenders shall have made a Redetermination of the Borrowing Base taking such Disposition and Swap Modifications into account; in either case, such reduction or Redetermination shall be effective upon the consummation of such Disposition or the effective date of such Swap Modifications, as applicable; or
     (ii) the Borrower shall have, (a) with respect to such Disposition of Borrowing Base Properties, submitted to the Administrative Agent and the Required Lenders for inclusion in the Borrowing Base replacement properties which are acceptable to Required Lenders using the evaluation parameters utilized by the Lenders for Redeterminations of the Borrowing Base and Conforming Borrowing Base pursuant to Section 3.02 or (b) with respect to such Swap Modifications, entered into additional Swap Contracts for notional volumes and on terms and conditions satisfactory to the Required Lenders to compensate for the economic effect of such Swap Modifications.
     1.10 Burdensome Agreements. Section 7.09 of the Credit Agreement shall be and it hereby is amended and restated as follows:
     7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that, whether expressly or in effect, (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens in favor of the Administrative Agent or the Lenders on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge created, incurred or provided (A) in favor of any holder of Indebtedness permitted under Section 7.03 solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness and/or the proceeds thereof or (B) with respect to oil and gas properties and reserves that are not Borrowing Base Properties and are not included in the most recent Engineering Report delivered pursuant to Section 3.01; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

     1.11 Restrictions on Senior Notes and Marbob Seller Note. Section 7.15 of the Credit Agreement shall be and it hereby is amended and restated as follows:
     7.15 Restrictions on Senior Notes and Marbob Seller Note. The Borrower will not, nor will it permit any Restricted Subsidiary to, (a) except as otherwise provided in the second sentence of this Section 7.15 or with the proceeds of a Permitted Refinancing, voluntarily retire, redeem, defease, repurchase or prepay prior to the scheduled due date thereof any part of the principal of, or interest on, the Senior Notes or the Marbob Seller Note, or (b) enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under the indenture and related documents evidencing the Senior Notes (as amended, modified, supplemented or restated from time to time in accordance with this Agreement, the “Senior Notes Documents”) if the effect of any such modification or amendment is to (i) increase the maximum principal amount of the Indebtedness evidenced by the Senior Notes Documents to an amount in excess of the amount permitted under Section 7.03(f) or the rate of interest on any such Indebtedness to a rate in excess of the rate permitted under Section 7.03(f) (other than as a result of the imposition of a default rate of interest in accordance with the terms of the Senior Notes Documents), (ii) change or modify any event of default or any covenant with respect to the Indebtedness evidenced by the Senior Note Documents if the effect of such change or modification is to cause any one or more of the Senior Notes Documents, taken as a whole, to be materially more restrictive on any Loan Party than such Senior Notes Documents were prior to such change or addition, (iii) change (to an earlier date) the scheduled dates upon which payments of principal or interest on the Indebtedness evidenced by the Senior Notes Documents are due, (iv) change any redemption or prepayment provisions of the Indebtedness evidenced by the Senior Notes Documents, or (v) grant any Liens in any assets or properties of any Loan Party to secure any of the Indebtedness or other obligations evidenced by the Senior Notes Documents. Notwithstanding the foregoing, so long as no Default or Borrowing Base Deficiency shall have occurred and be continuing or would result from the making of such payment or remittance, the Borrower may voluntarily retire, redeem, defease, repurchase or prepay the Indebtedness evidenced by the Senior Notes Documents and the Marbob Seller Note (x) on or within five (5) Business Days following the receipt thereof, with the proceeds of cash equity contributions received by the Borrower in exchange for common stock, (y) with the Net Cash Proceeds from Dispositions permitted under Section 7.05(c) subject to the Borrower’s compliance with Section 2.11(b) prior to making such payment or remittance and (z) at any other time if immediately before and after giving effect to such payment or remittance, Borrowing Base Usage is less than ninety percent (90%).
     1.12 Amendments, Waivers and Consents. The last sentence of Section 10.01 of the Credit Agreement shall be and it hereby is amended and restated as follows:
     Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (i) any amendment, waiver or consent requiring the consent of each Lender affected thereby (other than any increases in the Borrowing Base or the Maximum Facility Amount) shall require the consent of such Defaulting Lender, (ii) any amendment, waiver or consent requiring the consent of each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender, and (iii) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender.
     1.13 Schedule 2.01. Schedule 2.01 attached to the Credit Agreement immediately prior to this Amendment becoming effective shall be and it hereby is replaced in its entirety by Schedule 2.01 attached hereto.
SECTION 2. Redetermined Borrowing Base. This Amendment shall constitute notice of the Redetermination of the Borrowing Base pursuant to Section 3.03 of the Credit Agreement (provided that the Borrower and the Lenders shall each retain the number of Special Redeterminations specified in Section 3.03 after giving effect to this Section 2), and the Administrative Agent, the Lenders and the Borrower hereby acknowledge that as of the date hereof, the Borrowing Base is $2,000,000,000, until the next Redetermination of the Borrowing Base. Notwithstanding anything to the contrary herein or in the Credit Agreement, no Scheduled Redetermination of the Borrowing Base will be made prior to the Scheduled Redetermination to be made based on the Annual Engineering Report and other information and reports required to be delivered no later than April 1, 2011 pursuant to Section 3.01 of the Credit Agreement.
SECTION 3. New Lenders and Reallocation of Commitments and Loans. The Lenders have agreed among themselves to reallocate their respective Commitments and to, among other things, allow certain financial institutions identified by J.P. Morgan Securities, Inc., and Banc of America Securities LLC in their respective capacities as Arrangers, in consultation with the Borrower, to become a party to the Credit Agreement as a Lender (each, a “New Lender”) by acquiring an interest in the Aggregate Commitment and Administrative Agent and the Borrower hereby consent to such reallocation and each New Lender’s acquisition of an interest in the Aggregate Commitment. On the date this Amendment becomes effective and after giving effect to such reallocation of the Aggregate Commitment, the Commitment and Applicable Percentage of each Lender shall be as set forth on Schedule 2.01 of this Amendment. With respect to such reallocation, (i) each New Lender shall be deemed to have acquired the Commitment allocated to it from each of the other Lenders and such acquisition and the reallocation of the Aggregate Commitment among the Lenders shall be deemed to have been consummated pursuant to the terms of the Assignment and Assumption attached as Exhibit C to the Credit Agreement as if such New Lender and the other Lenders had executed an Assignment and Assumption with respect to such reallocation, (ii) each New Lender shall fund its Applicable Percentage of any outstanding Revolving Loans to the Administrative Agent, and (iii) each Lender (other than the New Lenders) shall fund its portion of the increase in the Revolving Loans, as determined by the Administrative Agent, to the Administrative Agent such that, after giving effect thereto, the principal amount of each Lender’s outstanding Revolving Loans shall be and be deemed to be equal to its Applicable Percentage of the aggregate outstanding principal amount of all Revolving Loans. The Borrower and Administrative Agent hereby consent to such assignment to the New Lenders. The Administrative Agent hereby waives the $3,500 processing and recordation fee set forth in Section 10.06(b)(iv) of the Credit Agreement with respect to the assignments and reallocations contemplated by this Section 3. To the extent requested by any Lender, and in accordance with Section 2.16 of the Credit Agreement, the Borrower shall pay to such Lender, within the time period prescribed by Section 2.16 of the Credit Agreement, any amounts required to be paid by the Borrower under Section 2.16 of the Credit Agreement in the event the payment of any principal of any Eurodollar Loan or the conversion of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto is required in connection with the addition and reallocation contemplated by this Section 3.
SECTION 4. Conditions. The amendments to the Credit Agreement set forth in Section 1 of this Amendment, the redetermination of the Borrowing Base set forth in Section 2 of this Amendment and the additions, reallocations and assignments contained in Section 3 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 4.
     4.1 Execution and Delivery. Each Loan Party and the Lenders shall have executed and delivered this Amendment and any other documents requested by the Administrative Agent prior to the date hereof, all in form and substance satisfactory to the Administrative Agent.
     4.2 Officer’s Certificates. Delivery to the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying that (a) the conditions specified in Sections 4.3, 4.4 and 4.9 have been satisfied and (b) contemporaneously with this Amendment and in accordance with applicable law, the Marbob Acquisition shall have been consummated by Borrower without waiver or amendment of any material term or condition of the Marbob Purchase Agreement not otherwise consented to by the Administrative Agent. Delivery to the Administrative Agent of a certificate signed by a Chief Financial Officer certifying that each Loan Party is solvent after giving effect to this Amendment and the consummation of the Marbob Acquisition.
     4.3 Liquidity Requirement. After giving effect to the consummation of the Marbob Acquisition and this Amendment, the sum of (i) unrestricted cash of the Loan Parties plus (ii) the difference between (a) the Borrowing Base and (b) the outstanding Revolving Credit Loans and Letters of Credit under the Revolving Facility, on a pro forma basis, is equal to or greater than $125,000,000.
     4.4 Marbob Acquisition Approvals. The Borrower shall have obtained, on satisfactory terms, all approvals required from any Governmental Authority and all other third party approvals, in each case that are necessary or advisable in connection with the consummation of the Marbob Acquisition. There shall not exist any action, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a material adverse effect on the Borrower, the Marbob Acquisition or the Marbob Properties, the financing thereof or any of the other transactions contemplated hereby.
     4.5 Financial Statements. The Lenders shall have received (i) audited consolidated financial statements of Borrower for the 12-month period ending December 31, 2009, (ii) unaudited consolidated financial statements of Borrower for the 6-month period ending June 30, 2010, (iii) unaudited consolidated tax basis financial statements for each Seller that owns or holds oil and gas properties or midstream assets for the twelve month periods ending December 31, 2008 and December 31, 2009 and for the five-month period ending May 31, 2010, (iv) financial projection data through 2012 for Borrower after giving effect to the Marbob

Acquisition and the financings contemplated hereby, (v) an engineering report prepared by the Borrower, dated as of June 30, 2010, covering oil and gas reserves attributable to the Borrowing Base Properties to be evaluated by the Lenders, including a calculation of PV 10 Value and (vi) a schedule of all Swap Contracts in effect as of the date hereof.
     4.6 Pro Forma Balance Sheet. The Lenders shall have received an unaudited pro forma consolidated balance sheet of the Borrower as at the date of the most recent quarterly balance sheet delivered pursuant to clause (ii) of Section 4.5 of this Amendment, adjusted to give effect to the consummation of the Marbob Acquisition and the financings contemplated hereby as if such transactions had occurred on such date, and prepared consistent in all material respects with information previously provided by Borrower (it being understood that such unaudited pro forma consolidated balance sheet may not be in compliance with GAAP).
     4.7 Legal Opinions. The Lenders shall have received a favorable opinion of Vinson & Elkins LLP, as counsel to the Loan Parties, addressed to the Administrative Agent, the L/C Issuer and each Lender, as to such matters concerning the Loan Parties, this Amendment and the Loan Documents as the Administrative Agent may reasonably request.
     4.8 Fees and Expenses. Borrower shall have paid (or contemporaneously with this Amendment becoming effective, will pay) to the Administrative Agent, for the benefit of the Lenders, and to the Arrangers the amounts separately agreed upon among the Borrower, the Arrangers and the Administrative Agent and all reasonable invoiced fees and expenses required to be paid on or before the effectiveness of this Amendment.
     4.9 No Default. No Default shall have occurred and be continuing.
     4.10 Other Documents. The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request prior to the date hereof, and all such documents shall be in form and substance satisfactory to the Administrative Agent.
SECTION 5. Representations and Warranties of the Borrower. To induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders as follows:
     5.1 Reaffirmation of Representations and Warranties/Further Assurances. After giving effect to the amendments contained herein, each representation and warranty of the Borrower or any Guarantor contained in the Credit Agreement or in any other Loan Document is true and correct in all material respects on the date of this Amendment (except to the extent such representations and warranties relate solely to an earlier date).
     5.2 Corporate Authority; No Conflicts. The execution, delivery and performance by the Borrower and each Guarantor (to the extent a party hereto or thereto) of this Amendment and all documents, instruments and agreements contemplated herein are within the Borrower’s or such Guarantor’s corporate or other organizational powers, have been duly authorized by necessary action, require no approval, consent or action by or in respect of, or filing with, any court or agency of government.

     5.3 Enforceability. This Amendment constitutes the valid and binding obligation of the Borrower enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.
SECTION 6. Miscellaneous.
     6.1 Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. The Borrower hereby agrees that the amendments and modifications herein contained shall not impair its liabilities, duties and obligations under the Credit Agreement and the other Loan Documents to which it is a party or, except as expressly provided herein, the Liens granted by it securing the payment and performance thereof. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender, the L/C Issuer or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.
     6.2 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
     6.3 Legal Expenses. The Borrower hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.
     6.4 Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. However, this Amendment shall bind no party until the Borrower, the Lenders, and the Administrative Agent have executed a counterpart. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.
     6.5 Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF

PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     6.6 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
     6.7 Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of Texas.
[Remainder of Page Intentionally Blank. Signature Pages Follow.]

     IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to Amended and Restated Credit Agreement to be duly executed as of the date first above written.

BORROWER: CONCHO RESOURCES INC., a Delaware corporation
By:	/s/ Darin G. Holderness
Name:	Darin G. Holderness
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Signature Page

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Mark E. Olson
Mark E. Olson
Vice President

JPMORGAN CHASE BANK, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ Mark E. Olson
Mark E. Olson
Vice President

Signature Page

BANK OF AMERICA, N.A., as Syndication Agent and a Lender
By:	/s/ Jeffrey H. Rathkamp
Name:	Jeffrey H. Rathkamp
Title:	Managing Director

Signature Page

BNP PARIBAS, as a Co-Documentation Agent and a Lender
By:	/s/ Betsy Jocher
Name:	Betsy Jocher
Title:	Vice President

By:	/s/ David Dodd
Name:	David Dodd
Title:	Managing Director

Signature Page

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, f/k/a CALYON (NEW YORK BRANCH), as a Co-Documentation Agent and a Lender
By:	/s/ Tom Byargeon
Name:	Tom Byargeon
Title:	Managing Director

By:	/s/ Sharada Manne
Name:	Sharada Manne
Title:	Director

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ING CAPITAL LLC, as a Co-Documentation Agent and a Lender
By:	/s/ Charles E. Hall
Name:	Charles E. Hall
Title:	Managing Director

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SCOTIABANC INC., as a Lender
By:	/s/ J.F. Todd
Name:	J.F. Todd
Title:	Managing Director

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UNION BANK, N.A., as a Lender
By:	/s/ Alison Fuqua
Name:	Alison Fuqua
Title:	Assistant Vice President

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BANK OF SCOTLAND plc, as a Lender
By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Assistant Vice President

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COMPASS BANK, as a Lender
By:	/s/ Kathleen J. Brown
Name:	Kathleen J. Brown
Title:	Senior Vice President

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KEY BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Todd Coker
Name:	Todd Coker
Title:	Vice President

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U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Bruce E. Hernandez
Name:	Bruce E. Hernandez
Title:	Vice President

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WELLS FARGO BANK, N.A., as a Lender
By:	/s/ Thomas E. Stelmar, Jr.
Name:	Thomas E. Stelmar, Jr.
Title:	AVP / Portfolio Manager

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SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By:	/s/ William M. Ginn
Name:	William M. Ginn
Title:	General Manager

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NATIXIS (formerly Natexis Banques Populaires), as a Lender
By:	/s/ Liana Tchernysheva
Name:	Liana Tchernysheva
Title:	Director

By:	/s/ Louis P. Laville, III
Name:	Louis P. Laville, III
Title:	Managing Director

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SUNTRUST BANK, as a Lender
By:	/s/ Greg Magnuson
Name:	Greg Magnuson
Title:	Vice President

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STERLING BANK, as a Lender
By:	/s/ Jeff Forbis
Name:	Jeff Forbis
Title:	Senior Vice President

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BANK OF TEXAS, N.A., as a Lender
By:	/s/ Matthew Chase
Name:	Matthew Chase
Title:	Vice President

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CITIBANK, N.A. (formerly Citibank Texas, N.A.), as a Lender
By:	/s/ Gary T. Brednich
Name:	Gary T. Brednich
Title:	Vice President

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DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender
By:	/s/ Evelyn Thierry
Name:	Evelyn Thierry
Title:	Director

By:	/s/ Erin Morrissey
Name:	Erin Morrissey
Title:	Vice President

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THE FROST NATIONAL BANK, as a Lender
By:	/s/ Alex Zemkoski
Name:	Alex Zemkoski
Title:	Vice President

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BANK OF MONTREAL, as a New Lender
By:	/s/ Gumaro Tijerina
Name:	Gumaro Tijerina
Title:	Director

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BARCLAYS BANK PLC, as a New Lender
By:	/s/ Ann E. Sutton
Name:	Ann E. Sutton
Title:	Director

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THE ROYAL BANK OF SCOTLAND plc, as a New Lender
By:	/s/ David Slye
Name:	David Slye
Title:	Director

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UBS LOAN FINANCE LLC, as a New Lender
By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

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CAPITAL ONE, N.A., as a New Lender
By:	/s/ Scott L. Joyce
Name:	Scott L. Joyce
Title:	Senior Vice President

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CIBC, INC., as a New Lender
By:	/s/ Robert Casey
Name:	Robert Casey
Title:	Authorized Signatory

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COMERICA BANK, as a New Lender
By:	/s/ James A. Morgan
Name:	James A. Morgan
Title:	Vice President

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GOLDMAN SACHS BANK USA, as a New Lender
By:	/s/ Rebecca Kratz
Name:	Rebecca Kratz
Title:	Authorized Signatory

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REGIONS BANK, as a New Lender
By:	/s/ Kelly L. Elmore III
Name:	Kelly L. Elmore III
Title:	Senior Vice President

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ROYAL BANK OF CANADA, as a New Lender
By:	/s/ Don J. McKinnernery
Name:	Don J. McKinnerney
Title:	Authorized Signatory

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SOCIETE GENERALE, as a New Lender
By:	/s/ Scott A. Mackey
Name:	Scott A. Mackey
Title:	Director

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ALLIED IRISH BANKS PLC, as a New Lender
By:	/s/ Edward Fenk
Name:	Edward Fenk
Title:	Vice President

By:	/s/ James Giordano
Name:	James Giordano
Title:	Assistant Vice President

Signature Page

AMEGY BANK, N.A., as a New Lender
By:	/s/ David T. Helffrich, III
Name:	David T. Helffrich, III
Title:	Assistant Vice President

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CREDIT SUISSE AG, as a New Lender
By:	/s/ Mikhail Faybusovich
Name:	Mikhail Faybusovich
Title:	Vice President

By:	/s/ Rahul Parmar
Name:	Rahul Parmar
Title:	Associate
Signature Page

CONSENT AND REAFFIRMATION
     The undersigned (each a “Guarantor”) hereby (i) acknowledges receipt of a copy of the foregoing Fourth Amendment to Amended and Restated Credit Agreement (the “Fourth Amendment”); (ii) consents to the Borrower’s execution and delivery thereof; (iii) agrees to be bound thereby; (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of the Borrower to Lenders pursuant to the terms of its Guaranty in favor of Agent and the Lenders (the “Guaranty”) or the Liens granted by it securing payment and performance thereunder and (v) reaffirms that the Guaranty and such Liens are and shall continue to remain in full force and effect. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that the Lenders have no obligation to inform any Guarantor of such matters in the future or to seek any Guarantor’s acknowledgment or agreement to future amendments or waivers for its Guaranty to remain in full force and effect, and nothing herein shall create such duty or obligation.
     IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of this Fourth Amendment.

GUARANTORS: COG OPERATING LLC, a Delaware limited liability company
By:	/s/ Darin G. Holderness
Name:	Darin G. Holderness
Title:	Senior Vice President, Chief Financial Officer and Treasurer

COG REALTY LLC, a Texas limited liability company
By:	/s/ Darin G. Holderness
Name:	Darin G. Holderness
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Consent and Reaffirmation

CONCHO ENERGY SERVICES LLC, a Texas limited liability company
By:	/s/ Darin G. Holderness
Name:	Darin G. Holderness
Title:	Senior Vice President, Chief Financial Officer and Treasurer

QUAIL RANCH LLC, a Texas limited liability company
By:	/s/ Darin G. Holderness
Name:	Darin G. Holderness
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Consent and Reaffirmation

SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment[1]	Applicable Percentage
JPMorgan Chase Bank, N.A.	$118,500,000	5.9250000%
Bank of America, N.A.	$118,500,000	5.9250000%
BNP Paribas	$118,250,000	5.9130000%
Credit Agricole Corporate and Investment Bank, f/k/a Calyon (New York Branch)	$118,250,000	5.9130000%
ING Capital LLC	$118,250,000	5.9130000%
Wells Fargo Bank	$118,250,000	5.9130000%
Scotiabanc Inc.	$75,000,000	3.7500000%
Union Bank, N.A.	$75,000,000	3.7500000%
Bank of Scotland	$75,000,000	3.7500000%
U.S. Bank National Association	$75,000,000	3.7500000%
Sumitomo Mitsui Banking Corporation	$75,000,000	3.7500000%
Natixis	$75,000,000	3.7500000%
Compass Bank	$75,000,000	3.7500000%
Key Bank National Association	$60,000,000	3.0000000%
Suntrust Bank	$60,000,000	3.0000000%
Deutsche Bank Trust Company Americas	$60,000,000	3.0000000%
Bank of Montreal	$52,000,000	2.6000000%
Barclays Bank PLC	$52,000,000	2.6000000%
The Royal Bank of Scotland plc	$52,000,000	2.6000000%
UBS Loan Finance LLC	$52,000,000	2.6000000%
Capital One, N.A.	$43,500,000	2.1750000%
CIBC Inc.	$43,500,000	2.1750000%
Citibank, N.A.	$35,000,000	1.7500000%
The Frost National Bank	$35,000,000	1.7500000%
Sterling Bank	$35,000,000	1.7500000%
Bank of Texas, N.A.	$30,000,000	1.5000000%
Comerica Bank	$25,000,000	1.2500000%
Goldman Sachs Bank USA	$25,000,000	1.2500000%
Regions Bank	$25,000,000	1.2500000%
Royal Bank of Canada	$25,000,000	1.2500000%
Societe Generale	$25,000,000	1.2500000%
Allied Irish Banks Plc	$10,000,000	0.5000000%
Amegy Bank, N.A.	$10,000,000	0.5000000%
Credit Suisse AG	$10,000,000	0.5000000%

Total	$2,000,000,000	100.0000000%

1	As of the Fourth Amendment Effective Date, and subject to adjustment as a result of changes in the Borrowing Base and the Maximum Facility Amount.